NAVARRE CORPORATION



                                   EXHIBIT 21

                       SUBSIDIARIES OF NAVARRE CORPORATION


NAME OF SUBSIDIARY              STATE OF INCORPORATION      PERCENT OF OWNERSHIP

Digital Entertainment, Inc.            Minnesota                    100%

NetRadio Corporation                   Minnesota                     85%